Exhibit 99.2

The registrant is filing this Exhibit 99.2 for the purpose of incorporating the information set forth herein by reference into the registration statements on Form S-3 (Reg. Nos. 333-275822 and 333-267479) that were filed by the registrant with the Securities and Exchange Commission (the “SEC”) on November 30, 2023 and September 16, 2022, respectively, and declared effective by the SEC on December 8, 2023 and October 14, 2022, respectively.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the sale of the securities being registered:

SEC registration fee	$--
FINRA filing fee	--
Printing and engraving expenses	15,000
Legal fees and expenses	175,000
Accountants’ fees and expenses	20,000
Transfer agent and registrar fees and expenses	15,000
Miscellaneous expenses	25,000
Total	$250,000